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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
                                     Only (as Permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

                              NETWORK ENGINES, INC.
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                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:

         -----------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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                         FILING PURSUANT TO RULE 14a-12

         This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements about Network Engines, Inc. ("Network Engines"), TidalWire Inc. ("TidalWire") and the proposed merger of Ninja Acquisition Corp., a wholly owned subsidiary of Network Engines, with and into TidalWire, with TidalWire being the surviving corporation. Statements regarding the proposed transaction between Network Engines and TidalWire, the expected timetable for completing the transaction, benefits and synergies of the transaction, projected cash balances, the timing of accretion and profitability, and any other statements about Network Engines' managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability of Network Engines to successfully integrate TidalWire into its operations; the ability to realize anticipated synergies and benefits of the transaction; the effect of Network Engines recent restructuring of its business; Network Engines ability to generate revenues from strategic partnerships with independent software vendors and original equipment manufacturers; and the other factors described in Network Engines' most recent Annual Report on Form 10-K for the year ended September 30, 2001 and its most recent Quarterly Report on From 10-Q for the period ended June 30, 2002 filed with the Securities and Exchange Commission ("SEC") as well as other documents that may be filed by Network Engines from time to time with the SEC. Network Engines disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing.

         On Monday, November 11th Network Engines issued the following press release regarding its pending acquisition of TidalWire through a merger of Ninja Acquisition Corp., a wholly owned subsidiary of Network Engines, with and into TidalWire.

                      Network Engines to Acquire TidalWire

      Acquisition Expected to Increase Revenues, Diversify Revenue Base and

                        Accelerate Path to Profitability

        Company To Announce Fourth Quarter Results in Line with Guidance


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Canton, MA, November 11, 2002 - Network Engines, Inc. (Nasdaq:NENG), a leading provider of enterprise server appliances and integration services, today announced that it has entered into a definitive agreement to acquire TidalWire Inc., a privately held company dedicated to the distribution and support of storage networking products, in a transaction valued at approximately $20 million. The combined company is expected to specialize in the development, manufacture, and distribution of server appliances and complementary components for storage, security and network management applications.

John Curtis, President and CEO of Network Engines commented, "This is an excellent strategic fit. TidalWire is a specialist distributor serving over 400 value-added resellers and systems integrators in North America. They have built a state-of-the-art distribution infrastructure, including award winning CRM and web portal platforms, and a highly experienced customer service team. As a combined company we will be able to offer our Independent Software Vendor (ISV) partners one-stop shopping for appliance development, manufacturing and now distribution." Curtis concluded, "We believe this transaction will allow us to significantly increase our revenues, accelerate our path to profitability, and diversify our revenue base."

Transaction consideration will include approximately $9.4 million in cash, 5 million shares of Network Engines common stock (including the conversion of TidalWire options into Network Engines options) and the assumption of outstanding debt. The transaction, which is expected to be accretive immediately upon completion, is expected to close at the end of the current quarter or the beginning of the next quarter. Upon consummation, Network Engines expects the combined company to have a strong balance sheet, including cash of approximately $40 million.

For the fiscal year ended March 31, 2002, TidalWire had revenues of $25.2 million and operating income of approximately $850,000. For the six months ended September 30, 2002, TidalWire had revenues of approximately $18.5 million and operating income of $900,000. As a result of the combined operations, the Company expects to achieve profitability in the quarter ending June 30, 2003.


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"Network Engines has leveraged its engineering and manufacturing expertise to become a premier provider of server appliance solutions to the ISV community," said Jeff Brandes, President and CEO of TidalWire. "Combining with Network Engines represents a significant opportunity to further accelerate our business as a premier distributor for storage networking products and services. As a result of this transaction, we will be able to offer a more diverse range of products and services to our customer base."

The transaction, which has been approved by the Boards of Directors of both Network Engines and TidalWire, is subject to approval by the shareholders of both companies as well as other customary closing conditions. Needham & Company, Inc. represented Network Engines in this transaction, while Covington Associates served as financial advisor to TidalWire.

TidalWire, founded in 1996, has approximately 30 employees and is currently located in Westborough, MA.

Network Engines today also announced that its fourth quarter results for the period ended September 30, 2002 are in line with its previous guidance. In July, the Company stated it expected to achieve revenue of approximately $5.2 million, operating margins in the range of 17% to 20% and greater than $54 million in cash and equivalents on its balance sheet, excluding the impact of any stock repurchases. A full announcement of quarterly results will be issued at the close of market on Tuesday, November 12, 2002.

Conference Call

Network Engines will review the pending acquisition of TidalWire during its previously scheduled audio Webcast discussing the Company's fourth quarter and year-end results, which will be held at 5:00 p.m. EST on Tuesday, November 12, 2002. The public can register for the Webcast at the company's corporate Website at www.networkengines.com. Following the live conference call, a replay of the Webcast will be available on the company's Website for one week.


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About Tidal Wire

TidalWire is a specialist in the distribution and support of storage area network (SAN) products. Since 1996, TidalWire has provided over 400 storage-focused resellers, integrators and service providers with best-of-breed SAN products, direct from the industry's top manufacturers. TidalWire is an authorized EMC(TM) Distribution Partner for products tested in EMC's E-Labs. The TidalWire Advantage includes 24/7/365 pre- and post-sale support programs. "The Storage Connection" at www.tidalwire.com is an award-winning web portal dedicated to the product purchase and informational needs of enterprise storage professionals.

About Network Engines

Network Engines (Nasdaq: NENG) provides server appliance solutions for enterprise software application vendors. By offering a combination of application integration services, value-added utilities, a suite of hardware reference platforms, and worldwide fulfillment services, Network Engines enables its partners to achieve rapid time-to-market while minimizing their customer support costs. Headquartered in Canton, Massachusetts, Network Engines was founded in 1997. For additional information on the company's products and services visit www.networkengines.com or phone 781-332-1000.

Important Additional Information Will be Filed with the SEC

Network Engines plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Network Engines, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Network Engines through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Network Engines by contacting Mr. Douglas Bryant.

Network Engines and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Network Engines' directors and executive officers is contained in Network Engines' Form 10-K for the year ended September 30, 2001 and its proxy statement dated May 9, 2002. As of November 8th, 2002, Network Engines' directors and executive officers beneficially owned approximately 13.8 million shares, or 40%, of Network Engines common stock and 2.9 million shares, or 35% of TidalWire common stock.

                                       ###

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Network Engines and TidalWire, the expected timetable for completing the transaction, benefits and synergies of the transaction, projected cash balances, the timing of accretion and profitability, and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including the ability to consummate the transaction and those other factors contained in the Company's most recent Annual Report on Form 10 K for the year ended September 30, 2001 and the Company's most recent Quarterly Report on Form 10 Q for the period ended June 30, 2002, under the section "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Factors That May Affect Future Results" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. The Company assumes no obligations to update the information included in this press release.


Network Engines, the Network Engines logo, ApplianceEngine 1000, ApplianceEngine 3000, ApplianceEngine 5000, and Appliance Alliance are trademarks of Network Engines, Inc. All other trademarks are the property of their respective holders.